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                                                                 EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Central Coast Bancorp on Form S-8 of our report dated January 31, 1996 relating to the financial statements of Central Coast Bancorp appearing in the Form 10-K of Central Coast Bancorp for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE, LLP

Salinas, California
November 12, 1996